UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024

TechTarget, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton, MA	02466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	TTGT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry	into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 10, 2024, TechTarget, Inc. (“TechTarget”), Toro CombineCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of TechTarget (“CombineCo”), Toro Acquisition Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of CombineCo (“Merger Sub”), Informa PLC, a public limited company organized under the laws of England and Wales (“Informa”), Informa US Holdings Limited, a private company organized under the laws of England and Wales and an indirect, wholly owned subsidiary of Informa (“Ivory HoldCo”), and Informa Intrepid Holdings Inc., a Delaware corporation and a direct, wholly owned subsidiary of Ivory HoldCo (“Informa Tech”), entered into an Agreement and Plan of Merger (the “Transaction Agreement”), pursuant to which, among other things, (i) Ivory HoldCo will contribute all of the issued and outstanding shares of capital stock of Informa Tech, plus $350 million in cash (subject to certain adjustments set forth in the Transaction Agreement for changes in net working capital of Informa Tech and in respect of EBITDA and certain non-current liabilities) to CombineCo in exchange for CombineCo common stock, (ii) Merger Sub will merge with and into TechTarget, with TechTarget surviving the merger and becoming a direct wholly owned subsidiary of CombineCo (the “Merger”) and (iii) as a result of the Merger, each issued and outstanding share of TechTarget’s common stock, par value $0.001 per share (“Common Stock”) will be converted (subject to certain exceptions) into the right to receive one share of CombineCo common stock and a pro rata share of an amount in cash equal to $350 million plus the amount of the EBITDA adjustment (if any) provided for in the Transaction Agreement, which per share cash consideration amount is currently estimated to be approximately $11.79 per share of TechTarget Common Stock (collectively, and together with all the other transactions contemplated by the Transaction Agreement, the “proposed transactions”).

Immediately following the closing of the proposed transactions (the “Closing”), Ivory HoldCo will own 57% of the outstanding CombineCo common stock (on a fully diluted basis) and former TechTarget stockholders will own the remaining outstanding CombineCo common stock. Following the Closing, CombineCo and its subsidiaries will operate under the name “TechTarget, Inc.”

The Transaction Agreement includes customary representations and warranties and covenants of the parties. Among other things and subject to certain exceptions, until the earlier of the termination of the Transaction Agreement or the Closing, (i) TechTarget has agreed to use its commercially reasonable efforts to conduct its business and (ii) Informa has agreed to use its commercially reasonable efforts to conduct the business of the contributed Informa Tech business, in each case in the ordinary course consistent with past practice. The Transaction Agreement also prohibits TechTarget from solicitating proposals relating to alternative transactions and restricts TechTarget’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions in connection with the receipt of unsolicited alternative transaction proposals.

The obligation of the parties to consummate the proposed transactions is subject to customary conditions, including, among other things, (i) the consummation of the Separation (as defined in the Transaction Agreement), (ii) the affirmative vote of the holders of a majority of the outstanding shares of TechTarget Common Stock, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (iv) the effectiveness of the registration statement on Form S-4 (the “Registration Statement”) to be filed by CombineCo with the Securities and Exchange Commission (“SEC”) and the approval of the listing on the Nasdaq Global Market, or other U.S. national securities exchange as mutually agreed by the parties of the shares of CombineCo common stock to be issued in the proposed transactions.

The Transaction Agreement contains certain termination rights for each of TechTarget and Informa, including the right of each party to terminate the Transaction Agreement if the proposed transactions have not been consummated by December 20, 2024. Under the Transaction Agreement, TechTarget is required to pay to Informa a termination fee in the amount of $40,000,000 (or, if Informa has not delivered to TechTarget the audited and interim financial statements for the contributed Informa Tech business required to be included in the prospectus forming part of the Registration Statement by May 31, 2024, $30,000,000; provided that the fee shall increase to $40,000,000 once such requisite financial statements have been delivered to TechTarget) in certain events described in the Transaction Agreement, including if Informa terminates the Transaction Agreement in the event TechTarget’s board of directors changes its recommendation that TechTarget’s stockholders approve the Transaction Agreement or TechTarget terminates the Transaction Agreement in order to enter into a definitive agreement providing for a superior alternative transaction. TechTarget will also have the right to terminate the Transaction Agreement if (i) the requisite financial statements described in the foregoing sentence are not delivered by August 9, 2024 or (ii) the EBITDA adjustment that would otherwise apply to the cash contribution Informa is required to make to CombineCo would exceed $35 million.

Ancillary Agreements

At the Closing, (i) CombineCo, Informa and Ivory HoldCo will enter into a stockholders agreement (the “Stockholders Agreement”), (ii) CombineCo, Informa, an Informa subsidiary and entities being contributed by Informa in connection with the proposed transactions will enter into a tax matters agreement, (iii) CombineCo and Ivory HoldCo will enter into a registration rights agreement, (iv) CombineCo and Informa Group Limited will enter into a transitional services agreement, a reverse transitional services agreement and supplemental transitional services agreements, (v) CombineCo and Informa will enter into a data sharing agreement, and (vi) CombineCo and an Informa subsidiary will enter into a brand license agreement. The forms of these agreements as well as forms of the organizational documents of CombineCo after giving effect to the Closing are each attached as an exhibit to the Transaction Agreement.

The Stockholders Agreement will provide, among other things, that:

•

Board Representation. Immediately following the Closing, the CombineCo board of directors will consist of nine directors, including: (i) five directors designated by Informa, one of whom will be the initial non-executive chair of the board of directors (provided that such person is not a director, officer or employee of Informa), (ii) three directors designated by TechTarget and (iii) the person who will be the Chief Executive Officer of CombineCo. Following the Closing and for so long as Informa owns more than 10% of the outstanding shares of CombineCo common stock, Informa will have the right to designate a number of directors to the CombineCo board of directors that is proportionate to its ownership of outstanding shares of CombineCo common stock at such time; provided that Informa will have the right to designate at least a majority of such directors for so long as Informa beneficially owns more than 50% of the outstanding shares of CombineCo common stock. The nominating and corporate governance committee will nominate for election to the board of directors of CombineCo all nominees not designated by Informa.

•

Controlled Company. For so long as Informa beneficially owns more than 50% of the outstanding shares of CombineCo common stock, unless otherwise agreed by Informa, CombineCo will avail itself of “controlled company” exemptions to the corporate governance rules of Nasdaq, and, accordingly, it could be exempt from certain the Nasdaq governance rules which are generally applicable to Nasdaq-listed companies.

•

Consent Rights. Informa will have the right to consent to certain material actions of CombineCo and its subsidiaries for so long as it maintains certain ownership percentages, including over certain mergers and acquisitions, sales of assets, the incurrence of indebtedness, issuances of securities and the termination of the employment or the appointment of a new chief executive officer of CombineCo. In most instances, these consent rights terminate if Informa ceases to beneficially own more than 40% of the outstanding shares of CombineCo common stock and these consent rights would terminate completely if Informa ceased to beneficially own more than 20% of the outstanding shares of CombineCo common stock.

•

Standstill Provisions. For a period of two years beginning on the Closing Date, Informa and its subsidiaries will be subject to a customary standstill, subject to standard exceptions. During such period and for so long as Informa beneficially owns more than 10% of the outstanding shares of CombineCo common stock, Informa and its affiliates are prohibited from acquiring shares of CombineCo common stock that would increase their ownership of CombineCo above 60% of the CombineCo common stock on a fully diluted basis, subject to certain exceptions.

•

Transfer Restrictions. During the period beginning on the Closing Date and ending on the earlier of the date that is (i) two years from the Closing Date and (ii) the date on which Informa owns less than 20% of the outstanding shares of CombineCo common stock, Informa and its subsidiaries may not transfer any shares of CombineCo common stock unless approved by an ad-hoc committee of the board of directors of CombineCo, which shall be composed of at least three independent directors, all but one of whom will not have been nominated to the board of directors of CombineCo by Informa (an “RPT Committee”).

•

Preemptive Rights and Percentage Maintenance Rights. Informa will have certain rights to buy its pro rata share of securities issued by CombineCo and to acquire additional securities of CombineCo to maintain its then-current ownership percentages in the event CombineCo issues additional securities after the Closing.

•

Pre-Agreed Procedures. Informa will have the right to purchase additional equity securities of CombineCo under certain circumstances at pre-agreed prices and upon pre-specified procedures set forth in the Stockholders Agreement, without obtaining approval from an RPT Committee.

•

Buyout Transactions. Until the second anniversary of the Closing, any proposal by Informa or any of its subsidiaries to acquire all of the shares of CombineCo common stock held by stockholders that are not affiliated with Informa or its subsidiaries must be (i) approved by an RPT Committee and (ii) submitted for approval to the stockholders of CombineCo, with a non-waivable condition that a majority of the shares held by stockholders that are not Informa or its subsidiaries approve the transaction (or equivalent tender offer condition). Following the second anniversary of the Closing and until Informa beneficially owns less than 40% of the outstanding shares of CombineCo common stock, any proposal by Informa or any of its subsidiaries to acquire all of the shares of CombineCo common stock held by stockholders that are not affiliated with Informa or its subsidiaries must be, at Informa’s election, either (i) approved by an RPT Committee or (ii) submitted for approval to the stockholders of CombineCo, with a non-waivable condition that a majority of the shares held by stockholders that are not Informa or its subsidiaries approve the transaction (or equivalent tender offer condition)..

•

Related Party Transactions. For so long as Informa beneficially owns at least 20% of the outstanding shares of CombineCo common stock, any transaction not contemplated by the Transaction Agreement and the related ancillary agreements between CombineCo or any of its subsidiaries, on the one hand, and Informa or any of its subsidiaries (other than CombineCo and its subsidiaries), on the other hand, shall be governed by a related party transactions policy, which shall include certain exceptions, including for transactions pursuant to the pre-specified procedures, preemptive rights, percentage maintenance rights and transactions that are not material.

•

Non-Compete; Non-Solicit. For so long as Informa beneficially owns at least 40% of the outstanding shares of CombineCo common stock, Informa is prohibited from acquiring any person engaged in a business that is competitive with CombineCo, except for (i) acquisitions of less than 10% of the total equity ownership of such person or (ii) acquisitions of any person that is engaged in a competitive business so long as no more than 25% of such person’s revenues are attributable to a competitive business. In addition, for so long as Informa beneficially owns at least 40% of the outstanding shares of CombineCo common stock, each of Informa and CombineCo agree not to solicit or hire certain specifically enumerated categories of senior employees of the other.

•	Other Governance Rights. Material amendments of or waivers to the Stockholders Agreement require the prior approval of an RPT Committee.

The foregoing description of the Transaction Agreement and related documents does not purport to be complete, and is qualified in its entirety by reference to the full text of the Transaction Agreement and related documents, which are attached hereto as Exhibit 2.1 and are incorporated herein by reference. The Transaction Agreement and related documents have been attached to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about TechTarget, Informa, their respective subsidiaries or any of the other parties to the Transaction Agreement or any related documents. In particular, the assertions embodied in the representations and warranties contained in the Transaction Agreement are qualified by information in confidential disclosure letters provided by the parties in connection with the signing of the Transaction Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Transaction Agreement. Moreover, certain representations and warranties in the Transaction Agreement were used for the purpose of allocating risk among the parties rather than establishing matters as facts and were made only as of the date of the Transaction Agreement (or such other date or dates as may be specified in the Transaction Agreement). Accordingly, the representations and warranties in the Transaction Agreement should not be relied upon as characterizations of the actual state of facts about Informa or any of the parties to the Transaction Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Employment Agreements

On January 10, 2024, CombineCo entered into new employment agreements with each of Don Hawk, TechTarget’s Executive Director, Product Innovation (the “Hawk Employment Agreement”), Daniel Noreck, TechTarget’s Chief Financial Officer (the “Noreck Employment Agreement”), Rebecca Kitchens, TechTarget’s President (the “Kitchens Employment Agreement”), and Steve Niemiec, TechTarget’s Chief Operating Officer and Chief Revenue Officer (the “Niemiec Employment Agreement”), each of which will become effective as of the Closing.

The Hawk Employment Agreement substantially follows Mr. Hawk’s existing employment agreement with TechTarget, with the following material changes:

•	Term. The Hawk Employment Agreement provides for a six-month employment term.

•	Compensation Review. No later than 60 days after the Closing, CombineCo will review Mr. Hawk’s cash and equity compensation levels in good faith for a possible increase (but not a decrease).

•

Mutual Notice Period for Termination. The mutual notice period to terminate the Hawk Employment Agreement has expanded from 60 days to a period of six months until the first anniversary of Closing, reducing to a period of three months thereafter (in each case, other than a for Cause (as defined therein) termination by CombineCo or a termination for Good Reason (as defined therein) by Mr. Hawk). During the notice period, CombineCo can relieve Mr. Hawk from working, but Mr. Hawk will continue to receive base salary, be eligible to receive incentive compensation, and continue to vest in outstanding equity awards. In lieu of the notice period, CombineCo may elect to make a payment to Mr. Hawk, which amount is based on his base salary only.

•

Severance. Severance payable to Mr. Hawk at the end of the term of the Hawk Employment Agreement or upon a termination other than a termination by CombineCo for Cause or by Mr. Hawk without Good Reason includes continued payment of 11 months’ base salary (rather than nine months’ under Mr. Hawk’s existing employment agreement) and 18 months’ partial COBRA premium subsidy (rather than nine months partial COBRA premium subsidy under Mr. Hawk’s existing employment agreement). In addition, should Mr. Hawk’s employment cease before TechTarget’s 2024 bonuses are paid, Mr. Hawk will receive a bonus for 2024 on its usual terms notwithstanding the cessation of employment.

•	Release. Receipt of severance payments and benefits by Mr. Hawk is conditioned on providing CombineCo a release of claims and compliance with applicable restrictive covenants.

The Noreck Employment Agreement, the Kitchens Employment Agreement and the Niemiec Employment Agreement substantially follow each of Daniel Noreck’s, Rebecca Kitchens’ and Steve Niemiec’s existing employment agreements with TechTarget, as applicable, with the following material changes:

•	Compensation Review. No later than 60 days after the Closing, CombineCo will review the executive’s cash and equity compensation levels in good faith for a possible increase (but not a decrease).

•

Mutual Notice Period for Termination. The mutual notice period to terminate the Noreck Employment Agreement, the Kitchens Employment Agreement and the Niemiec Employment Agreement has expanded from 60 days to a period of six months until the first anniversary of Closing, reducing to a period of three months thereafter (in each case, other than a for Cause (as defined in the applicable employment agreement) termination by CombineCo or a termination for Good Reason (as defined in the applicable employment agreement) by the executive). During the notice period, CombineCo can relieve the executive from working, but the executive will continue to receive base salary, be eligible to receive incentive compensation, and continue to vest in outstanding equity awards. In lieu of the notice period, CombineCo may elect to make a payment to the executive, which amount is based on the executive’s base salary only.

•	Release. Receipt of severance payments and benefits by the executive is conditioned on providing CombineCo a release of claims and compliance with applicable restrictive covenants.

•

Non-Competition and Non-Solicitation Covenant Survival Period. The duration of the non-competition and non-solicitation covenants have been changed such that (i) if the termination results from notice provided prior to the first anniversary of Closing, the non-competition and non-solicitation covenants survive for six months following the expiration of the notice period and (ii) if the termination results from notice provided on or after the first anniversary of Closing, the non-competition and non-solicitation covenants survive for nine months following the expiration of the notice period. Each of Mr. Noreck’s, Ms. Kitchens’ and Mr. Niemiec’s current employment agreements provide that the non-competition and non-solicitation covenants survive for 12 months following termination of employment.

The foregoing summary of the Hawk Employment Agreement, the Noreck Employment Agreement, the Kitchens Employment Agreement and the Niemiec Employment Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of each of the Hawk Employment Agreement, the Noreck Employment Agreement, the Kitchens Employment Agreement and the Niemiec Employment Agreement, as applicable, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Separation Agreements

On January 10, 2024, TechTarget entered into separation agreements with each of Mike Cotoia, TechTarget’s Chief Executive Officer (the “Cotoia Separation Agreement”), and Greg Strakosch, TechTarget’s Executive Chairman (the “Strakosch Separation Agreement” and together with the Cotoia Separation Agreement, the “Separation Agreements”) that become effective upon the Closing. Per the terms of the Separation Agreements, and subject to each Mr. Cotoia and Mr. Strakosch, as applicable, executing (and not revoking) a release of claims, each of Mr. Cotoia and Mr. Strakosch is entitled to certain severance payments and benefits, including a severance payment equal to the sum of (i) $700,000 and (ii) a prorated amount of his annual bonus (such prorated bonus to be no less than $108,750 per executive), payable in equal installments over a 14-month period following the separation date. In addition, CombineCo will cover a portion of each executive’s COBRA costs at active employee rates, which may include a tax gross-up for up to 18 months following the separation date.

Each of Mr. Cotoia and Mr. Strakosch is subject to a nine-month non-competition covenant and a nine-month non-solicitation covenant applicable to employees and customers. For Mr. Cotoia, the term of this restrictive covenant begins upon the termination of the Consulting Agreement (described below) and for Mr. Strakosch the term of this restrictive covenant begins on the Closing date.

The foregoing summary of the Cotoia Separation Agreement and the Strakosch Separation Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of each of the Cotoia Separation Agreement and the Strakosch Separation Agreement, as applicable, which are attached hereto as Exhibit 10.5 and Exhibit 10.6, respectively, and are incorporated herein by reference.

Consulting Agreement

On January 10, 2024, CombineCo entered into a consulting agreement with Mr. Cotoia (the “Cotoia Consulting Agreement”) that will become effective upon the Closing, pursuant to which he will provide advice and assistance to CombineCo for one year following the Closing. Pursuant to the Cotoia Consulting Agreement, Mr. Cotoia will be paid for services for five days per week for the first six months of the term of the agreement, two and one-half days per week for the subsequent three months and one day per week for the final three months. The consulting fee is $3,807 per day. The Cotoia Consulting Agreement contains restrictive covenants consistent with the terms of the Separation Agreement and may be terminated by CombineCo upon 60 days’ prior notice.

The foregoing summary of the Consulting Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Cotoia Consulting Agreement, which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Lock-Up Agreements

On January 10, 2024, CombineCo entered a lock-up agreement with Informa and each of Mr. Cotoia, Mr. Hawk, Ms. Kitchens, Mr. Niemiec, Mr. Noreck and Mr. Strakosch, respectively, each on a substantially similar form of lock-up agreement (the “Lock-Up Agreement”). The Lock-Up Agreement provides that a percentage of the after-tax shares of CombineCo common stock delivered to each of Mr. Cotoia, Mr. Hawk, Ms. Kitchens, Mr. Niemiec, Mr. Noreck and Mr. Strakosch, respectively, in exchange for his or her TechTarget Restricted Stock Units that accelerate upon the Closing will be subject to a lock-up period of up to three years. The percentage of the after-tax shares of CombineCo common stock delivered to each of Mr. Hawk and Mr. Strakosch in exchange for their TechTarget Restricted Stock Units that accelerate upon the Closing is 62%, and the relevant percentage for Mr. Cotoia, Ms. Kitchens, Mr. Niemiec and Mr. Noreck is 25%. The lock-up restrictions expire with respect to one-third of the applicable shares of CombineCo common stock on each of the first three anniversaries of the Closing. However, in the event Ms. Kitchens, Mr. Niemiec or Mr. Noreck is terminated for any reason other than a termination for Cause or resignation without Good Reason (as such terms are defined in the Kitchens Employment Agreement, the Niemiec Employment Agreement and the Noreck Employment Agreement, respectively), the lock-up period shall be shortened and expire with respect to 50% of the lock-up shares on the 1st anniversary of the Closing and with respect to the remaining 50% on the second anniversary of the Closing. If such a termination occurs after the second anniversary of the Closing, the lock-up will immediately expire with respect to all of the lock-up shares.

The foregoing summary of the Lock-Up Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the form of the Lock-Up Agreement, which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 10, 2024, by and among TechTarget, Inc., Toro CombineCo, Inc., Toro Acquisition Sub, LLC, Informa PLC, Informa US Holdings Limited, and Informa Intrepid Holdings Inc.*

10.1	Employment Agreement, dated as of January 10, 2024, by and between Toro CombineCo, Inc. and Don Hawk

10.2	Employment Agreement, dated as of January 10, 2024, by and between Toro CombineCo, Inc. and Daniel Noreck

10.3	Employment Agreement, dated as of January 10, 2024, by and between Toro CombineCo, Inc. and Rebecca Kitchens

10.4	Employment Agreement, dated as of January 10, 2024, by and between Toro CombineCo, Inc. and Steven Niemeic

10.5	Separation Agreement, dated as of January 10, 2024, by and between TechTarget, Inc. and Michael Cotoia

10.6	Separation Agreement, dated as of January 10, 2024, by and between TechTarget, Inc. and Greg Strakosch

10.7	Consulting Agreement, dated as of January 10, 2024, by and between Toro CombineCo, Inc. and Michael Cotoia

10.8	Form of Lock-Up Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules, annexes and exhibits to the Transaction Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules, annexes and exhibits to the U.S. Securities and Exchange Commission upon request.

Additional Information and Where to Find It

In connection with the proposed transaction, TechTarget will prepare and file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a proxy statement of TechTarget that also constitutes a prospectus of CombineCo (the “Proxy Statement/Prospectus”). A definitive Proxy Statement/Prospectus will be mailed to stockholders of TechTarget. TechTarget and CombineCo may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for any proxy statement, registration statement or prospectus, or any other document that TechTarget or CombineCo (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF TECHTARGET ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY TECHTARGET OR COMBINECO WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION, WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. TechTarget investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus (when they become available), as well as other filings containing important information about TechTarget, CombineCo, and other parties to the proposed transaction (including Informa), without charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by TechTarget will be available free of charge under the tab “Financials” on the “Investor Relations” page of TechTarget’s internet website at https://investor.techtarget.com or by contacting TechTarget’s Investor Relations Department at gmann@techtarget.com.

Participants in the Solicitation

Informa, TechTarget, CombineCo, and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from TechTarget’s stockholders in connection with the proposed transaction. Information regarding the directors of Informa is contained in Informa’s annual reports and accounts available on Informa’s website at www.informa.com/investors/ and in the National Storage Mechanism at data.fca.org.uk/#/nsm/nationalstoragemechanism. Information regarding the directors and executive officers of TechTarget is contained in TechTarget’s proxy statement for its 2023 annual meeting of stockholders, filed with the SEC on April 19, 2023, and in other documents subsequently filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. All statements, other than historical facts, are forward-looking statements, including: statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction, such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of CombineCo following completion of the proposed transaction; legal, economic, and regulatory conditions; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” or the negatives of these words or other similar terms or expressions that concern TechTarget’s or CombineCo’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Important factors that could cause actual results to differ materially from such plans, estimates, or expectations include, among others: that one or more closing conditions to the proposed transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations, or restrictions in connection with such approvals or that the required approval by the shareholders of TechTarget may not be obtained; the risk that the proposed transaction may not be completed in the time frame expected by Informa, TechTarget, or CombineCo, or at all; unexpected costs, charges, or expenses resulting from the proposed transaction; uncertainty of the expected financial performance of CombineCo following completion of the proposed transaction; failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the relevant portion of the Informa Tech business with the business of TechTarget; the ability of Informa to implement its business strategy; difficulties and delays in achieving revenue and cost synergies of Informa; the occurrence of any event that could give rise to termination of the proposed transaction; potential litigation in connection with the proposed transaction or other settlements or investigations that may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification, and liability; evolving legal, regulatory, and tax regimes; changes in economic, financial, political, and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade, and policy changes associated with the current or subsequent U.S. administration; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact TechTarget’s ability to pursue certain business opportunities or strategic transactions; Informa’s, TechTarget’s, and CombineCo’s ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of TechTarget’s common stock; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of TechTarget to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders, strategic partners and other business relationships and on its operating results and business generally; market acceptance of TechTarget’s and the relevant portion of the Informa Tech business’s products and services; the impact of pandemics and future health epidemics and any related economic downturns on TechTarget’s business and the markets in which it and its customers operate; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and information technology industries; data privacy and artificial intelligence laws, rules, and regulations; the impact of foreign currency exchange rates; certain macroeconomic factors facing the global economy, including instability in the regional banking sector, disruptions in the capital markets, economic sanctions and economic slowdowns or recessions, rising inflation and interest rate fluctuations on TechTarget’s and the relevant portion of the Informa Tech business’s results; and other matters included in TechTarget’s filings with the SEC, including in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement/Prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in registration statement on Form S-4 will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this communication.

Any forward-looking statements speak only as of the date of this communication. None of Informa, TechTarget, or CombineCo undertakes any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Neither future distribution of this communication nor the continued availability of this communication in archive form on TechTarget’s website at https://investor.techtarget.com or Informa’s website at www.informa.com/investors should be deemed to constitute an update or re-affirmation of these statements as of any future date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TechTarget, Inc.

Date: January 11, 2024	By:	/s/ Michael Cotoia
Michael Cotoia
Chief Executive Officer